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                               RENT-WAY, INC.

                                EXHIBIT 11

Computation of Net Income Per Common Share
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                                                                     	For the Three Months Ended	     For the Nine Months Ended
                                                                                 June 30,                         June 30,
                                                                         	1997	          1996	             1997	          1996
                                                                          ----           ----              ----           ----
                                                                               	(unaudited)	                    (unaudited)
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PRIMARY
Net income                                                             $ 	1,605,806	    $	802,600	      $	3,581,461	  $	1,931,672
Preferred stock (dividend)/gain on redemption	                                -   			     (19,250)		        280,175		    (109,357)
                                                                        -----------      ---------       -----------   -----------
   		Net income for primary earnings per common share	                 $ 	1,605,806	    $	783,350	      $	3,861,636		 $ 1,822,315
                                                                        ===========      =========       ===========   ===========

Weighted average number of common shares
     outstanding during the period		                                      6,640,603 		   6,356,624 		     6,621,224	    4,947,191
Add - common equivalent shares (determined
	    using the "treasury stock" method) representing
    	shares issuable upon exercise of stock options
    	stock warrants and escrowed shares		                                   608,583 		     765,094 		       487,317 		    584,576
                                                                        -----------      ---------       -----------   -----------

Weighted average number of shares used in
    	calculation of primary income per share	                             7,249,186 		   7,121,717	 	     7,108,541		   5,531,767
                                                                        -----------      ---------       -----------   -----------

Earnings per common share (adjusted to give effect to any preferred stock (dividend)/gain on redemption):
	    Income before extraordinary item	                                    $	   0.22	     $	   0.11 	      $	   0.54	    $   	0.33
                                                                        ===========      ==========      ===========    ==========
    	Net income	                                                          $	   0.22	     $	   0.11	       $	   0.51	    $	   0.33
                                                                        ===========      ==========      ===========    ==========
FULLY DILUTED

Net income                                                              $	1,605,806	     $	 783,350	     $3,861,636 	   $1,822,315

Add - Impact of assumed conversion:
    	Interest on 10% convertible notes (net of tax)		                       105,000 		         -	       		  315,000 		        -
    	Interest on 7% convertible debentures (net of tax)	                    210,000 		         -  	       	 350,000 		        -
                                                                        -----------      ----------      -----------    ----------
Adjusted net income for fully diluted earnings per share	               $	1,920,806	     $	 783,350	      $4,526,636 	  $1,822,315
                                                                        ===========      ==========      ===========    ==========

Weighted average number of common shares
    	outstanding during the period	 	                                     6,640,603	      6,356,624 		    6,621,224 		   4,947,191

Add - incremental shares representing:
     Shares issuable upon exercise of stock options, stock warrants
	    and escrowed shares included in primary calculation above	             608,583 		      765,094		       487,317 		     584,576
	    Shares issuable upon exercise of stock options, stock warrants
     and escrowed shares based on year end market prices	                   234,020 		       31,816	 	      285,702		      212,193
	    Shares issued on conversion of 10% notes		                             704,225 	          -      		 	  704,225	          -
    	Shares issued on conversion of 7% debentures		                       1,495,890		          - 	     		   805,479		         -
                                                                        -----------      ----------      -----------    ----------

Weighted average number of shares used in
    	calculation of fully diluted income per share	                       9,683,321		     7,153,534 	 	   8,903,947		    5,743,960
                                                                        ===========      ==========      ===========    ==========

Earnings per common share (adjusted to give effect to any preferred stock (dividend)/gain on redemption):
	    Income before extraordinary item	                                  $	     0.20		    $    	0.11 	    $	    0.54	    $	    0.32
                                                                        ===========      ==========      ===========    ===========

    	Net income	                                                        $	     0.20		    $	    0.11 	    $	    0.51	    $	    0.32
                                                                        ===========      ==========      ===========    ==========


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